                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                        SUBSIDIARIES OF KCS ENERGY, INC.

SUBSIDIARY                                                 JURISDICTION
----------                                                 ------------
KCS Resources, Inc. (1)                                    Delaware
Medallion California Properties Company                    Texas
KCS Energy Services, Inc.                                  Delaware
Proliq, Inc.                                               New Jersey

(1) KCS Resources, Inc. does business in certain areas in the Rocky Mountain region as KCS Mountain Resources, Inc.